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                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
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Check the appropriate box:
[ ] Preliminary Proxy Statement
                                              [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                               NETSOL INTERNATIONAL, INC.
                      (Name of Registrant as Specified in Charter)

                         NETSOL SHAREHOLDERS GROUP, LLC
        (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1) Amount Previously Paid:

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(4) Date Filed:


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MONDAY APRIL 30, 9:45 AM EASTERN TIME


PRESS RELEASE


NETGATEWAY DIRECTORS APPOINTED TO PROPOSED NEW NETSOL BOARD OF DIRECTORS BY NETSOL SHAREHOLDERS GROUP, LLC


OREM, Utah--(BUSINESS WIRE)--April 30, 2001--In an April 27 press release, NetSol Shareholders Group, LLC, whose members hold over 25% of the outstanding shares of NetSol International, Inc. (Nasdaq:NTWK - news), announced that they have initiated a proxy contest to gain control of the company from current management, proposing a new slate of directors. In light of that press release, NetGateway, Inc. (OTCBB:NGWY - news), an e-Services company that provides eCommerce training, technology, continuing education and a variety of other web-based resources for small businesses and entrepreneurs, announced today that of the five new members selected to serve on the Board of Directors, two of them sit on the Board of Directors for NetGateway.

"I am very pleased to announce that myself and fellow NetGateway Director, Shelly Singhal, have been selected to sit on a proposed newly formed Board of Directors for NetSol International, Inc.," said Donald L. Danks, Chairman and Chief Executive Officer of NetGateway, Inc. "I believe this is an excellent opportunity for two complimentary companies to explore a wide range of strategic options to help maximize the value of the products, services, infrastructures and assets of both companies."

About NetGateway, Inc.

NetGateway is an e-Business Solution Provider helping companies of all sizes meet their unique e-Business challenges. Whether it is a "brick and mortar" company extending its business to the Internet, or one launching a great idea into an e-Commerce site, NetGateway offers solutions to take any company from concept to operation. For more information about NetGateway, visit the company's web site at www.netgateway.com.

About NetSol International, Inc.

NetSol International, Inc. is an ISO-9001 certified software developer in the global information technology industry. With an international workforce of more than 400 employees, NetSol specializes in software development, proprietary and asset-based leasing and finance programs, IT consulting, and creation of eBusiness and Web-based solutions for a growing list of blue-chip

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customers worldwide. Clients include Daimler Chrysler Taiwan; Mercedes Benz
Financing, Australia; Mercedes Benz Leasing, Thailand; Volvo Finance Australia; International Decision Systems, Inc.; St. George Bank, Australia; GMAC in Australia; Debis Portfolio Systems, U.K.; VoiceStream; Prism Inc, USA; Global One, USA; Clinical Interactions and Askari Leasing Ltd. For more information about NetSol and its subsidiaries, visit the company's web site at www.netsol-intl.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information included in oral statements or other written statements made or to be made by Netgateway, Inc.) contains statements that are forward-looking, such as statements related to consummation of the transaction, anticipated future revenues of the companies and success of current product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Netgateway, Inc. For a description of additional risks and uncertainties, please refer to Netgateway, Inc.'s filings with the Securities and Exchange Commission, including Forms 10K and 10-Q.



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Contact:


     NetGateway, Inc., Orem

     Don Danks, 801/227-0004